EXHIBIT 99.1

Microsemi Reports First Quarter 2008 Results

IRVINE, Calif., Jan. 24, 2008 (PRIME NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its first quarter of fiscal year 2008.

 *   Net Sales for First Quarter Set New Record at $123.5 Million

 *   Net Sales for First Quarter Increased 20.7 Percent over Prior
     Year First Quarter

 *   Net Sales for First Quarter Increased 3.2 Percent over Prior
     Quarter

 *   Non-GAAP Gross Margins Increased 30 Basis Points over Prior
     Quarter

 *   GAAP Gross Margins Increased 300 Basis Points over Prior Quarter

 *   Positive Book-to-Bill Ratio of 1.09 to 1.00 for First Quarter

Net sales for Microsemi's first quarter, ended December 30, 2007, were $123.5 million, up 20.7 percent from net sales of $102.3 million in the first quarter of 2007, and up 3.2 percent from net sales of $119.7 million in the fourth quarter of 2007.

Non-GAAP gross margin in the first quarter was 51.3 percent, compared to 50.0 percent in the first quarter of 2007 and 51.0 percent in the fourth quarter of 2007. Non-GAAP operating margins were 26.2 percent in the first quarter compared to 24.9 percent in the first quarter of 2007 and 24.2 percent in the fourth quarter of 2007. For the first quarter, non-GAAP net income was $24.4 million, compared to $18.1 million in the first quarter of 2007 and $21.8 million in the fourth quarter of 2007. For the first quarter, the non-GAAP effective tax rate was 27.0 percent. Non-GAAP diluted earnings per share in the first quarter of 2008 were $0.31 compared to $0.25 in the first quarter of 2007, and up $0.03 compared to $0.28 in the fourth quarter of 2007.

For the first quarter, GAAP gross margin was 42.6 percent compared to 43.2 percent in the first quarter of 2007 and up 300 basis points from 39.6 percent in the fourth quarter of 2007. GAAP results in the first quarter included $10.8 million for transitional idle capacity and $0.8 million in restructuring and other charges. Also included were non-cash charges of $6.1 million related to stock based compensation, $3.1 million in amortization of acquisition-related intangibles and $0.4 million in in-process research and development. The GAAP effective tax rate was 29.1 percent. First quarter GAAP net income was $8.6 million compared to GAAP net income of $10.6 million in the first quarter of 2007 and GAAP net income of $10.1 million in the fourth quarter of 2007. GAAP diluted earnings per share in the first quarter of 2008 were $0.11, compared to $0.14 in the first quarter of 2007, and $0.13 in the fourth quarter of 2007.

James J. Peterson, President and Chief Executive Officer, stated, "Despite the slowdown in semicap and growing concerns about the economic environment, our first quarter was a great start to what we believe will be another record year. We executed on our business plans this quarter and have positioned the company to deliver on its plans for the remainder of the year. Operationally, we controlled costs and improved our GAAP and non-GAAP gross margins significantly. Given our strong positioning in our current markets, diverse end market exposure, focus on operations, and new product introductions, we believe Microsemi will again outpace its peers."

The book-to-bill ratio for the quarter was 1.09 to 1.00.

Business Outlook

Microsemi expects that for the second quarter of fiscal year 2008, our sales will increase between 2 to 4 percent, sequentially. On a non-GAAP basis, we expect earnings for the second quarter of fiscal year 2008 to be $0.31 to $0.33 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

Non-GAAP results are explained and reconciled to GAAP results in the following tables. Non-GAAP financial measures exclude items such as transitional idle capacity and inventory abandonments, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits.

About Microsemi Corporation

Microsemi, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The Company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive, and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets the company serves include defense, commercial air, satellite, medical, notebook computers, LCD TVs, mobile, and connectivity applications. More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1233

Information for First Quarter Earnings Conference Call and Webcast

 Date:  Thursday, January 24, 2008
 Time:  4:45 pm Eastern Standard Time (1:45 pm Pacific Standard Time)

To access the Webcast, please log on to: www.microsemi.com and go to Investors and then to Webcasts. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 30 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EST (1:35 pm PST). Please provide the following ID Number: 31872527.

A telephonic replay will be available from 6:00 pm EST (3:00 pm PST) on Thursday, January 24, 2008 through 11:59 pm EST (8:59 pm PST) on Thursday, January 31st. To access the replay, please call (800) 642-1687, or (706) 645-9291. Please enter the following ID Number: 31872527.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning our expectations regarding our business outlook, our performance and competitive position during the coming year, visibility into our customer demand, and any other statements of belief or about our plans or expectations. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, uncertainty as to the future profitability of acquired businesses, delays in the realization of any accretion from acquisition transactions, any circumstances that adversely impact the end markets of acquired businesses, difficulties in closing or disposing of operations or assets, difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, adverse circumstances in any of our end markets, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, health advisories, disasters, national emergencies, wars or potential future effects of the tragic events of September 11, 2001, political instability, currency fluctuations, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental or other regulatory matters or litigation, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release includes non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP effective tax rate, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

                        MICROSEMI CORPORATION
               Unaudited Consolidated Income Statements
               (In thousands, except per share amounts)

                                                   Quarter Ended
                                             ------------------------
                                              Dec. 30,      Dec. 31,
                                               2007           2006
                                             ---------      ---------
 NET SALES                                   $ 123,474      $ 102,289
 Cost of sales                                  70,940         58,131
                                             ---------      ---------

 GROSS MARGIN                                   52,534         44,158

 Operating expenses:
 Selling, general and
  administrative                                26,761         18,425
 Research and development                       11,154          8,824
 Amortization of intangible assets               3,099          2,003
 Restructuring charges                              42            903
 In-process research and
  development                                      440             --
                                             ---------      ---------

   Total operating expenses                     41,496         30,155
                                             ---------      ---------

 OPERATING INCOME                               11,038         14,003

 Interest and other income, net                  1,118          1,463
                                             ---------      ---------

 INCOME BEFORE INCOME TAXES                     12,156         15,466

 Provision for income taxes                      3,543          4,872
                                             ---------      ---------

 NET INCOME                                  $   8,613      $  10,594
                                             =========      =========

 Earnings per share

    Basic                                    $    0.11      $    0.15
                                             =========      =========
    Diluted                                  $    0.11      $    0.14
                                             =========      =========

 Common and common equivalent
  shares outstanding:
   Basic                                        77,328         71,632
   Diluted                                      79,645         73,425

                      MICROSEMI CORPORATION
      Schedule Reconciling Non-GAAP Net Income to GAAP Net Income
               (in thousands, except per share amounts)

                                                      Quarter Ended
                                                   -------------------
                                                   Dec. 30,   Dec. 31,
                                                     2007       2006
                                                   --------   --------

 GAAP NET INCOME                                   $  8,613   $ 10,594
                                                   ========   ========

 The non-GAAP amounts have been
  adjusted to exclude the following
  items:

 Excluded from cost of sales
   Transitional idle capacity (a)                  $ 10,765   $  6,836
   Inventory abandonments/adjustments (a)                --        136
 Excluded from operating expenses
   Amortization of intangible assets (b)              3,099      2,003
   Stock based compensation (c)                       6,141      1,585
   In-process research and development (d)              440         --
   Restructuring and other special charges (a)          829        903
                                                   --------   --------
                                                     21,274     11,463
 Income tax effect on non-GAAP
  adjustments (e)                                     5,483      3,934
                                                   --------   --------
 Net effect of adjustments to GAAP net income      $ 15,791   $  7,529
                                                   ========   ========

 NON-GAAP NET INCOME                               $ 24,404   $ 18,123
                                                   ========   ========

 (a) - (e)  Please refer to corresponding footnotes below.

                         MICROSEMI CORPORATION
      Schedule Reconciling Reported Non-GAAP Financial Ratios to
                   Comparable GAAP Financial Ratios

                                              Quarter ended
                             -----------------------------------------
                              December 30,  September 30, December 31,
                                  2007          2007          2006
                             -------------  ------------  ------------

 GAAP gross margin            42.6 percent  39.6 percent  43.2 percent
 Effect of reconciling
  items on gross margin        8.7 percent  11.4 percent   6.8 percent
 Non-GAAP gross margin        51.3 percent  51.0 percent  50.0 percent

 GAAP operating margin         8.9 percent  11.9 percent  13.7 percent
 Effect of reconciling
  items on operating
  margin                      17.3 percent  12.3 percent  11.2 percent
 Non-GAAP operating
  margin                      26.2 percent  24.2 percent  24.9 percent

Notes to Schedule Reconciling Non-GAAP Income to GAAP Income

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release includes non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP effective tax rate, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

 (a) The restructuring activities involve the closure and
     consolidation of our manufacturing facilities. As these
     facilities are not expected to have a continuing contribution to operations or have a diminishing contribution during the
     transition phase, management believes excluding such items from the Company's operations provides investors with a means of evaluating the Company's on-going operations. Transitional idle capacity relates to unused manufacturing capacity and
     non-productive manufacturing expenses during the period from when shutdown activities commence to when all transition activities are completed. Inventory abandonments relate to identification and disposal of inventory that will not be utilized after a product line is transferred to a new manufacturing location.
     Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed and one-time events. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and
     evaluating current performance.

 (b) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of the
     Company's operations, management does not view this expense as reflective of the business' current performance.

 (c) Stock based compensation in connection with the SFAS123R has been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (d) In-process research and development has been excluded to facilitate the comparability of expenses between periods. In addition, management does not include IPR&D, a one-time
     acquisition-related charge, in measuring core research and development costs, nor does it believe that IPR&D is indicative of current or future spending.

 (e) The primary difference between the GAAP and non-GAAP effective tax rates was the effect of exclusion of acquisition-related activities.

                         MICROSEMI CORPORATION
         Schedule Reconciling Selected Measures to Comparable
                       GAAP Financial Measures
              (in thousands except for per share amounts)

                                                     Quarter Ended
                                                  --------------------
                                                  Dec. 30,    Dec. 31,
                                                    2007        2006
                                                  --------    --------

 GAAP gross margin                                $ 52,534    $ 44,158
   Transitional idle capacity (a)                   10,765       6,836
    Inventory abandonments/
     adjustments (a)                                    --         136
                                                  --------    --------
 Non-GAAP gross margin                            $ 63,299    $ 51,130
                                                  --------    --------

 GAAP operating expenses                          $ 41,496    $ 30,155
   Amortization of intangible assets (b)            (3,099)     (2,003)
   Stock based compensation (c)                     (6,141)     (1,585)
   In-process research and development (d)            (440)         --
   Restructuring and other special
    charges (a)                                       (829)       (903)
                                                  --------    --------
 Non-GAAP operating expenses                      $ 30,987    $ 25,664
                                                  --------    --------

 GAAP operating income                            $ 11,038    $ 14,003
   Transitional idle capacity (a)                   10,765       6,836
    Inventory abandonments/ adjustments (a)             --         136
   Amortization of intangible assets (b)             3,099       2,003
   Stock based compensation (c)                      6,141       1,585
   In-process research and development (d)             440          --
   Restructuring and other special
    charges (a)                                        829         903
                                                  --------    --------
 Non-GAAP operating income                        $ 32,312    $ 25,466
                                                  --------    --------

 GAAP income before taxes                         $ 12,156    $ 15,466
   Transitional idle capacity (a)                   10,765       6,836
    Inventory abandonments/adjustments (a)              --         136
   Amortization of intangible assets (b)             3,099       2,003
   Stock based compensation (c)                      6,141       1,585
   In-process research and development (d)             440          --
   Restructuring and other special
    charges (a)                                        829         903
                                                  --------    --------
 Non-GAAP income before taxes                     $ 33,430    $ 26,929
                                                  --------    --------

 (a) - (e)  Please refer to corresponding footnotes above

                         MICROSEMI CORPORATION
         Schedule Reconciling Selected Measures to Comparable
                        GAAP Financial Measures
              (in thousands except for per share amounts)

                                                     Quarter Ended
                                                  --------------------
                                                  Dec. 30,    Dec. 31,
                                                    2007        2006
                                                  --------    --------

  GAAP net income                                 $  8,613    $ 10,594
  Transitional idle capacity (a)                    10,765       6,836
   Inventory abandonments/adjustments (a)               --         136
  Amortization of intangible assets (b)              3,099       2,003
  Stock based compensation (c)                       6,141       1,585
  In-process research and development (d)              440          --
  Restructuring and other special charges (a)          829         903
  Income tax effect on non-GAAP
   adjustments (e)                                  (5,483)     (3,934)
                                                  --------    --------
 Non-GAAP net income                              $ 24,404    $ 18,123
                                                  --------    --------

 GAAP diluted earnings per share                  $   0.11    $   0.14
   Impact of non-GAAP adjustments on diluted
    earnings per share                            $   0.20    $   0.11
                                                  --------    --------
 Non-GAAP diluted earnings per share              $   0.31    $   0.25
                                                  --------    --------

 (a) - (e)  Please refer to corresponding footnotes above.

                         MICROSEMI CORPORATION
            Condensed Unaudited Consolidated Balance Sheets
                            (in thousands)

                                                 Dec. 30,    Sept. 30,
                                                   2007        2007
                                                ---------    ---------
 ASSETS

   Current assets:
      Cash and cash equivalents                 $ 105,263    $ 107,685
      Accounts receivable, net                     87,037       81,035
      Inventories                                 118,171      115,038
      Other current assets                         32,964       25,158
                                                ---------    ---------
   Total current assets                           343,435      328,916
   Non-current assets                             314,950      308,364
                                                ---------    ---------

 TOTAL ASSETS                                   $ 658,385    $ 637,280
                                                =========    =========

 LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities                         $  53,628    $  61,245
    Long-term liabilities                          14,487        6,630
    Shareholders' equity                          590,270      569,405
                                                ---------    ---------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $ 658,385    $ 637,280
                                                =========    =========

CONTACT:  Microsemi Corporation
          FINANCIAL CONTACT:
          David R. Sonksen, Executive Vice President and CFO
            (949) 221-7101
          EDITORIAL CONTACT:
          Cliff Silver, Manager, Corporate Communications
            (949) 221-7112